UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2018

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Number)

807 Las Cimas Parkway, Suite 350
Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03                                           Material Modification to Rights of Security Holders.

In connection with the previously announced 1-for-20 reverse stock split (the “Reverse Stock Split”) of shares of Class A common stock, par value $0.001 per share (“Class A Shares”), of Jones Energy, Inc. (the “Company”) and Class B common stock, par value $0.001 per share (“Class B Shares” together with the Class A Shares, the “Common Stock”), of the Company, the Company has filed an amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”). The Amendment, effective as of 5:00 p.m., New York City time, on September 7, 2018, converted each 20 issued and outstanding Class A Shares into one Class A Share and each 20 issued and outstanding Class B Shares into one Class B Share. A Certificate of Correction to the Amendment (the “Certificate of Correction”) correcting the cash payout process for fractional shares resulting from the Reverse Stock Split was filed with the Secretary of State of the State of Delaware on September 10, 2018. Pursuant to the Certificate of Correction, any fraction of a share of Common Stock that would otherwise have resulted from the Reverse Stock Split shall be settled by cash payment, equal to the fraction of one share of Common Stock multiplied by the average of the high and low trading prices of the Class A Shares on the New York Stock Exchange (“NYSE”) during regular trading hours for the five trading days immediately preceding September 7, 2018.

The Reverse Stock Split affected all record holders of Common Stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. The Reverse Stock Split reduced the number of Class A Shares outstanding from 98,039,826 (excluding treasury shares) to 4,901,986 and the number of Class B Shares outstanding from 4,825,038 to 241,251. The Reverse Stock Split will not affect the authorized number of shares for the Common Stock.

The Class A Shares began trading on a reverse split-adjusted basis on the NYSE at the opening of trading on September 10, 2018. The Class A Shares will continue trading on the NYSE under the symbol “JONE” with a new CUSIP number (48019R 306). The holders of Common Stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned.

All outstanding equity awards, pursuant to the various instruments governing them, will be adjusted immediately prior to the Reverse Stock Split by dividing the number of shares of Common Stock into which such equity awards are exercisable or convertible by 20. In connection with such proportionate adjustments, the number of shares of Common Stock issuable upon exercise or conversion of outstanding equity awards will be rounded down to the nearest whole share.

The Reverse Stock Split did not affect the number of authorized or outstanding shares of the Company’s 8.0% Series A Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) or the dividend rate per share of any outstanding shares of Series A Preferred Stock. In accordance with the Certificate of Designations governing the Series A Preferred Stock, the conversion rate of the Series A Preferred Stock has been adjusted to reflect the Reverse Stock Split and is currently equal to 0.8534.

The Reverse Stock Split followed (i) the approval by the Company’s stockholders at the Annual Meeting of Stockholders held on May 22, 2018 (the “Annual Meeting”) of a grant of discretionary authority to the Board of Directors of the Company (the “Board”) to effect an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, at a ratio between 1-for-5 and 1-for-20, with such ratio to be determined by the Board in its sole discretion and (ii) the approval by the Board of the specific 1-for-20 reverse stock split ratio on August 17, 2018. The voting results from the Annual Meeting and the stockholder approval of the Reverse Stock Split proposal were disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 23, 2018.

The foregoing descriptions of the Amendment and the Certificate of Correction do not purport to be complete and are qualified in their entirety by reference to the complete Amendment and Certificate of Correction, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Jones Energy, Inc., effective September 7, 2018.
3.2	Certificate of Correction to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Jones Energy, Inc., filed September 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: September 10, 2018	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

[Signature Page to Form 8-K]